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                                                                       EXHIBIT E




                           [Letterhead of the Republic
                             Department of Justice]


                                                              April 14, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20448
U.S.A.


Ladies and Gentlemen,

     As Secretary of Justice of the Republic of the Philippines (the "REPUBLIC"), I have examined the registration statement of the Republic (the "REGISTRATION STATEMENT") to be filed with the U.S. Securities and Exchange Commission (the "SEC") under the U.S. Securities Act of 1933, as amended, with respect to the offering from time to time, as set forth in the Registration Statement, of the Republic" debt securities (the "DEBT SECURITIES") and warrants (the "WARRANTS"). The Debt Securities will be issued in one or more series in accordance with the provisions of a Fiscal Agency Agreement to be entered into between the Republic and a Fiscal Agent and the Warrants will be issued in one or more series in accordance with the provisions of a Warrant Agreement to be entered into between the Republic and a Warrant Agent.

     In arriving at the opinion expressed below, I have reviewed (i) the Registration Statement; (ii) the form of the Fiscal Agency Agreement, including any supplement thereto; and (iii) the form of the Debt Securities included in the Fiscal Agency Agreement. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such records of the Republic and such other instruments and other certificates of public officials, officers and representatives of the Republic and such other persons, and have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below.

     As to the questions of fact material to my conclusions expressed herein, to the extent that I have not independently established the facts, I have relied upon the statements of fact contained
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in the documents I have examined and on certificates or representations of responsible officers and other representatives of the Republic and other parties to the relevant document. Nothing has come to my attention that leads me to believe that such certificates and representations are not accurate.

     Based on the foregoing, I am of the opinion that, except for the approval in principle and final approval of the Monetary Board of Bangko Sentral ng Pilipinas, the execution and delivery by the Republic of the Debt Securities and Warrants have been duly authorized by all necessary action of the Republic and, when duly executed and delivered by the Republic and authenticated, in each case, by the Fiscal Agent in accordance with the Fiscal Agency Agreement or the Warrant Agent in accordance with the Warrant Agreement, respectively, and delivered to and paid for by the underwriters in the manner contemplated by the Registration Statement, or pursuant to any registration statement relating thereto filed by the Republic with the SEC pursuant to Rule 462(b) under the U.S. Securities Act, the Debt Securities and Warrants will constitute the valid, binding and enforceable obligations of the Republic.

     The foregoing opinion is limited to the laws of the Republic of the Philippines.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference to this opinion in any registration statement relating thereto filed by the Republic with the SEC pursuant to Rule 462(b) under the U.S. Securities Act, and to the use of my name under the caption "Validity of the Securities" in the Registration Statement and any such other registration statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the U.S. Securities Act of 1933, as amended.


                                            Very truly yours,



                                            /s/ MA. MERCEDITAS N. GUTIERREZ

                                            Acting Secretary of Justice